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                                        This supplement to the
                                        Prospectus contained in a
                                        Registration Statement on Form
                                        S-3, SEC Registration No. 333-
                                        11395, is being filed pursuant to
                                        Rule 424(b)(3).

                               Supplement
                                   to
                 Prospectus Dated September 13, 1996
                           1,727,499 Shares of
                 United Asset Management Corporation
                              Common Stock
                           ($.01 par value)

     This Prospectus Supplement supplements the Prospectus (the "Prospectus") dated September 13, 1996, included in a Registration Statement on Form S-3 filed with the Securities and Exchange Commission. Reference should be made to such Registration Statement, the information incorporated therein by reference and exhibits thereto for further information with respect to the business and operations of United Asset Management Corporation and the shares of Common Stock of such corporation covered by such Prospectus as supplemented. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.















               The date of this Prospectus Supplement is
                           October 29, 1996

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                            SELLING STOCKHOLDERS


     On October 29, 1996, Bear Stearns & Co., Inc. ("Bear Stearns") purchased from certain of the Selling Stockholders an aggregate of 600,000 of the Shares at a net price of $24.00. Bear Stearns will resell the shares in any manner that any of the Selling Stockholders could sell such Shares pursuant to the Prospectus. Any compensation in the form of discounts, fees or commissions from the Selling Stockholders and any profits on the sale of such Shares may be deemed underwriting discounts and commissions.